Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

The ONE Group Hospitality, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Debt	Debt Securities(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Other	Warrants(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Other	Rights(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Other	Units(1)	415(a)(6)	(1)		(2)(3)			Form S-3	333-256527	June 7, 2021	(4)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf(1)	415(a)(6)	(1)		$100,000,000 (2)(3)			Form S-3	333-256527	June 7, 2021	$12,450(4)
	Total Offering Amounts					$100,000,000		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$0.00

(1) This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”) and is exclusive of accrued interest, distributions and dividends, if any.

(4) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $100,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-256527) which was initially filed with the Securities and Exchange Commission on May 27, 2021 and became effective on June 7, 2021 (the “Prior Registration Statement”), and are included in this registration statement. The Prior Registration Statement, in turn, included the Unsold Securities from the Registrant’s registration statement on Form S-3 (File No. 333-225073) which was initially filed with the Securities and Exchange Commission on May 21, 2018 and became effective on May 30, 2018 (the “Original Registration Statement”). The Registrant paid $1,599.82 and utilized fee offsets from prior filings with a combined value of $10,850.18 to satisfy a combined filing fee of $12,450 for the Original Registration Statement (calculated at the filing fee rate in effect at the time of the filing of the Original Registration Statement) relating to the Unsold Securities under the Original Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.